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                                                                     Exhibit 1.2

                        Travelers Property Casualty Corp.

                             42,000,000 Shares a/
                              Class A Common Stock
                                ($0.01 par value)

                      International Underwriting Agreement


                                                              New York, New York
                                                                          , 2002

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Deutsche Bank AG London
Goldman Sachs International
Lehman Brothers International (Europe)
Merrill Lynch International
Morgan Stanley & Co. International Ltd
UBS AG, acting through its business group UBS Warburg
  As Representatives of the several International Underwriters
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SWIW OSB
England



Ladies and Gentlemen:


         Travelers Property Casualty Corp., a corporation organized under the laws of Connecticut (the "Company"), proposes to sell to the several International underwriters named in Schedule I hereto (the " International Underwriters"), for whom you (the "International Representatives") are acting as representatives, 42,000,000 shares of Class A Common Stock, $0.01 par value per share ("Common Stock"), of the Company (said shares to be issued and sold by the Company being hereinafter called the "International Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to 4,200,000 additional shares of Common Stock to cover over-allotments (the "International Option Securities" and together with the International Underwritten Securities, the "International Securities"). It is understood that the Company is concurrently entering into a U.S. Underwriting Agreement dated the date hereof (the "U.S. Underwriting Agreement") with the several underwriters named in Schedule I thereto (the "U.S. Underwriters") providing for the sale by the Company of an


-------------

         a/ Plus an option to purchase from the Company, up to 4,200,000 additional International Securities to cover over-allotments.

aggregate of 168,000,000 shares of Common Stock (said shares to be sold by the Company pursuant to the U.S. Underwriting Agreement being hereinafter called the "U.S. Underwritten Securities") and providing for the grant to the U.S. Underwriters of an option to purchase from the Company up to 16,800,000 additional shares of Common Stock to cover over-allotments (the "U.S. Option Securities" and together with the U.S. Underwritten Securities, the "U.S. Securities"; and the U.S. Securities and the International Securities together, the "Securities"). It is further understood and agreed that the U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters dated the date hereof (the "Agreement Between U.S. Underwriters and International Underwriters"), pursuant to which, among other things, the International Underwriters may purchase from the U.S. Underwriters a portion of the U.S. Securities to be sold pursuant to the U.S. Underwriting Agreement and the U.S. Underwriters may purchase from the International Underwriters a portion of the International Securities to be sold pursuant to this International Underwriting Agreement. To the extent there are no additional International Underwriters listed on Schedule I other than you, the term International Representatives as used in this International Underwriting Agreement shall mean you, as International Underwriters, and the terms International Representatives and International Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this International Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this International Underwriting Agreement are defined in Section 17 hereof.

         As part of the offering contemplated by the U.S. Underwriting Agreement, Salomon Smith Barney Inc. has agreed to reserve out of the U.S. Securities set forth opposite its name on the Schedule I to the U.S. Underwriting Agreement, up to shares, for sale to the Company's employees, officers and directors and to independent agents that sell the Company's products (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Salomon Smith Barney Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Salomon Smith Barney Inc. pursuant to the U.S. Underwriting Agreement at a price of $ per share. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day immediately following the date on which this Agreement is executed will be offered to the public as set forth in the Prospectuses.

                  1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to, and agrees with, each International Underwriter as set forth below in this Section 1(a).

                  (i) The Company has prepared and filed with the Commission a registration statement (file number 333-82388) on Form S-1, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment


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         to such registration statement (including the form of final prospectuses) or (2) after the Effective Date of such registration statement, a final prospectuses in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectuses. As filed, such amendment and form of final prospectuses, or such final prospectuses, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the International Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectuses) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                  It is understood that two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one form of prospectus relating to the U.S. Securities, which are to be offered and sold to United States and Canadian Persons, and one form of prospectus relating to the International Securities, which are to be offered and sold to persons other than United States and Canadian Persons. The U.S. Prospectus and the International Prospectus are identical except for the outside front cover page, the discussion under the headings "Underwriting" and the outside back cover page.

                  (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectuses are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this International Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder. On the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectuses (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectuses (or any supplement thereto).



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                  (iii) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectuses, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified in any jurisdiction or to have such powers or authorities would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

                  (iv) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectuses, all outstanding shares of capital stock of such subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except where the failure to be so authorized and issued, fully paid and nonassessable, owned by the Company or free and clear of any such interests, claims, liens or encumbrances would not have a Material Adverse Effect.

                  (v) Without limitation of the foregoing, each of the subsidiaries listed on Annex A attached hereto (the "Insurance Subsidiaries") is duly organized and licensed as an insurance company in the jurisdiction of incorporation identified in Annex A hereto, is duly licensed or authorized as an insurer or reinsurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Prospectuses, except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction would not have a Material Adverse Effect; each of the Company and each Insurance Subsidiary has made all required filings under applicable insurance company statutes and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto); and none of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not have a Material Adverse Effect.



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

                  (vi) The Company's authorized equity capitalization is as set forth in the Prospectuses; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectuses; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this International Underwriting Agreement and the U.S. Underwriting Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the certificates for the Securities comply with the requirements of Connecticut law and the rules of the New York Stock Exchange; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities, except as set forth in the Exchange Agreement, dated as of , between Citigroup Inc. ("Citigroup") and the Company; and, except as set forth in the Prospectuses, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (vii) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectuses, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectuses under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations--Environmental Claims," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Asbestos Claims and Litigation," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Cumulative Injury Other Than Asbestos (CIOTA) Claims," "Business--Environmental, Asbestos and Other Cumulative Injury Claims," "Business--Regulation" and "Business--Legal Proceedings" fairly summarize the matters therein described.

                  (viii) This International Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Each of the agreements listed on Annex B attached hereto has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (x) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the



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         Prospectuses, will not be an "investment company" as defined in the
         Investment Company Act of 1940, as amended.

                  (xi) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this International Underwriting Agreement or the U.S. Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws or securities laws of any state or foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectuses, or except where the failure to obtain such consent, approval, authorization, filing or order would not have a material adverse effect on the issuance and sale of the Securities or the consummation of any of the other transactions contemplated in this International Underwriting Agreement or the U.S. Underwriting Agreement.

                  (xii) Neither the issue and sale of the Securities nor the consummation of any other of the transactions contemplated in this International Underwriting Agreement or the U.S Underwriting Agreement nor the fulfillment of the terms of this International Underwriting Agreement or the U.S Underwriting Agreement will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (1) the charter or by-laws of the Company or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries (including the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other applicable jurisdictions) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (2) and (3) above, for such conflict, breach or violation that would not have a material adverse effect on the issuance and sale of the Securities or the consummation of any other of the transactions contemplated in this International Underwriting Agreement or the U.S. Underwriting Agreement.

                  (xiii) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                  (xiv) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally


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         accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Historical Financial Information" in the Prospectuses and Registration Statement fairly present, on the basis stated in the Prospectuses and the Registration Statement, the information included therein.

                  (xv) The statutory financial statements of the Insurance Subsidiaries, from which certain ratios and other statistical data included in the Registration Statement and the Prospectuses (and any amendment or supplement thereto) have been derived, have been prepared for each relevant period in conformity with accounting practices prescribed or permitted by the National Association of Insurance Commissioners and the insurance departments of the states of domicile of such subsidiaries, in effect at such time of preparation, except as otherwise stated therein.

                  (xvi) There are no legal or governmental proceedings (including, without limitation, actions or proceedings by any insurance regulatory agency or body) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is a party, or to which any of their respective properties is subject, that (1) could reasonably be expected to have a material adverse effect on the performance of this International Underwriting Agreement or the U.S. Underwriting Agreement or the consummation of any of the transactions contemplated by this International Underwriting Agreement or the U.S. Underwriting Agreement or (2) are required to be described in the Registration Statement or the Prospectuses (exclusive of any supplement thereto) but are not described as required.

                   (xvii) Except as disclosed in the Prospectuses, (1) all reinsurance treaties, contracts, agreements and arrangements to which the Company or any of the Insurance Subsidiaries is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such treaties, contracts, agreements and arrangements to be in full force and effect would not have a Material Adverse Effect, and none of the Company or any of the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein, which violation or default would, singly or in the aggregate, have a Material Adverse Effect and (2) neither the Company nor any of the Insurance Subsidiaries has received any notice from any other party to any reinsurance treaty, contract, agreement or arrangement that such other party intends not to perform such treaty, contract, agreement or arrangement in any material respect, and the Company and the Insurance Subsidiaries have no knowledge that any of the other parties to such treaties, contracts, agreements or arrangements will be unable to perform its obligations under such treaty, contract, agreement or arrangement in any material respect, except to the extent (A) the Company or the Insurance Subsidiaries have established reserves in their financial

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         statements which they deem adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a Material Adverse Effect.

                  (xviii) To the best knowledge of the Company, no change in any insurance laws or regulations is pending which could reasonably be expected to be adopted and if adopted, would have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (xix) Neither the Company nor any subsidiary is in violation or default of (1) any provision of its charter or by-laws, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary (including the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other applicable jurisdictions) or any of its properties, as applicable, except, in the case of each of clauses (2) or (3) above, for such violation or default that would not have a Material Adverse Effect.

                  (xx) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                  (xxi) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

                  (xxii) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable (except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect), except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (xxiii) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is

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         not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (xxiv) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities (including insurance departments) necessary to conduct their respective businesses, and no event or events have occurred which would result in the impairment, modification, termination or revocation of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (xxv) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and
         (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxvi) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xxvii) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate, except where the failure to fulfill such obligations would not have a Material Adverse Effect, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except where the failure to fulfill such obligations or any such noncompliance would not have a Material Adverse Effect.

                  (xxviii) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted, except where the failure to so own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect, or as proposed in the Prospectuses to be conducted, and the Company is not aware of any material claim to the contrary or any material challenge by any other person to the rights of the Company or its subsidiaries with respect to the foregoing, except as set forth or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (xxix) Neither any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) nor A.M. Best Co. has (A) taken any action to, or to the Company's knowledge, threatened to decrease the rating of any debt securities of the Company or any of its subsidiaries or the financial strength or the claims paying ability of the Company, any of its subsidiaries or any intracompany insurance pool to which any Insurance Subsidiary of the Company belongs or (B) given any notice of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (xxx) The Company has not offered, or caused the U.S. Underwriters to offer, U.S. Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence
         (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                  (b) Citigroup represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(b).

                  (i) This International Underwriting Agreement has been duly authorized, executed and delivered by Citigroup.

                  (ii) Each of the agreements listed on Annex B attached hereto has been duly authorized, executed and delivered by Citigroup and constitutes a valid and binding obligation of Citigroup enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity

         (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  (iii) Citigroup has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (iv) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of Citigroup or any of its subsidiaries pursuant to, (1) the charter or by-laws of Citigroup or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which Citigroup or any of its subsidiaries is a party or bound or to which its or their property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to Citigroup or any of its subsidiaries (including the requirements of the insurance laws and regulations of its state of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to such subsidiary) of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Citigroup or any of its subsidiaries or any of its or their properties, except in the case of clauses (2) and (3) above, for such conflict, breach or violation that would not have a material adverse effect on the issuance and sale of the Securities or the consummation of any other of the transactions contemplated in this International Underwriting Agreement or the U.S. Underwriting Agreement.


                   (v) In respect of any statements in or omissions from the Registration Statement or the Prospectuses or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by Citigroup specifically for use in connection with the preparation thereof, Citigroup hereby makes the same representations and warranties to each International Underwriter as the Company makes to such International Underwriter under the second sentence of paragraph (a)(ii) of this Section.

                  Any certificate signed by any officer of Citigroup and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by Citigroup, as to matters covered thereby, to each Underwriter.

                  2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this International Underwriting Agreement, the Company agrees to sell to each International Underwriter, and each International Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the amount of the International Underwritten Securities set forth opposite such International Underwriter's name in Schedule I to this International Underwriting Agreement.

                  (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this International Underwriting Agreement, the Company hereby grants an option to the several International Underwriters to purchase, severally and not jointly, up to 4,200,000 International Option Securities at the same purchase price per share as the International Underwriters shall pay for the International Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the International Underwritten Securities by the International Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the International Prospectus upon written or telegraphic notice by the International Representatives to the Company setting forth the number of shares of the International Option Securities as to which the several International Underwriters are exercising the option and the settlement date. The number of International Option Securities to be purchased by each International Underwriter shall be the same percentage of the total number of shares of the International Option Securities to be purchased by the several International Underwriters as such International Underwriter is purchasing of the International Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                  3. DELIVERY AND PAYMENT. Delivery of and payment for the International Underwritten Securities and the International Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on , 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the International Representatives, the U.S. Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the International Securities being herein called the "Closing Date"). Delivery of the International Securities shall be made to the International Representatives for the respective accounts of the several International Underwriters against payment by the several International Underwriters through the International Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the International Underwritten Securities and the International Option Securities shall be made through the facilities of The Depository Trust Company unless the International Representatives shall otherwise instruct.

                  If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the International Option Securities (at the expense of the Company) to the International Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the International Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several International Underwriters, against payment by the several International Underwriters through the International Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the International Option Securities occurs after the Closing Date, the Company will deliver to the International Representatives on the settlement date for the International Option Securities, and the obligation of the International Underwriters to purchase the International Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                  It is understood and agreed that the Closing Date shall occur simultaneously with the "Closing Date" under the U.S. Underwriting Agreement, and that each settlement date, if any, shall occur simultaneously with the related "settlement date" under the U.S. Underwriting Agreement.

                  4. OFFERING BY UNDERWRITERS. It is understood that the several International Underwriters propose to offer the International Securities for sale to the public as set forth in the International Prospectus.

                  5. AGREEMENTS. (a) The Company agrees with the several International Underwriters that:

                  (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectuses or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectuses is otherwise required under Rule 424(b), the Company will cause the Prospectuses, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the International Representatives of such timely filing. The Company will promptly advise the International Representatives (A) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (B) when the Prospectuses, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectuses or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectuses as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement either of the Prospectuses to comply with the Act or the rules thereunder, the Company promptly will (A) notify the International Representatives of any such event, (B) prepare and file with the Commission, subject to the second sentence of subparagraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (C) supply any supplemented Prospectuses to you in such quantities as you may reasonably request.

                  (iii) As soon as practicable, the Company will make generally available to its security holders and to the International Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (iv) The Company will furnish to the International Representatives and counsel for the International Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other International Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an International Underwriter or dealer may be required by the Act, as many copies of each International Preliminary Prospectus and the International Prospectus and any supplement thereto as the International Representatives may reasonably request.

                  (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the International Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the International Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or taxation in any jurisdiction where it is not now so subject.

                  (vi) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other shares of Common Stock or shares of the Company's Class B Common Stock ("Class B Common Stock") or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or shares of Class B Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the International Underwriting Agreement, PROVIDED, however, that (A) the Company may issue and sell its % Junior Subordinated Convertible Notes (the "Notes") in the concurrent offering of the Notes contemplated by the Prospectuses, (B) the Company may issue shares of Common Stock upon conversion of the Notes, (C) the Company may grant options to purchase shares of Common Stock or Class B Common Stock, (D) the Company may issue shares of Common Stock or Class B Common Stock upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or upon the exercise of options under its stock option plans, (E) the Company may issue restricted shares of Common Stock or Class B Common Stock pursuant to the Company's 2002 stock incentive plan, (F) the Company may issue or sell shares of Common Stock or Class B Common Stock in connection with an acquisition or business combination and (G) the Company may issue shares of Common Stock or Class B Common Stock in connection with the transactions contemplated under the heading "Summary--Our Corporate Reorganization" in the Prospectuses.

                  (vii) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (viii) The Company agrees to pay the costs and expenses relating to the following matters: (A) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, and each amendment or supplement to any of them; (B) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (C) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;

         (D) the printing (or reproduction) and delivery of the U.S. Underwriting Agreement and this International Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (E) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange;
         (F) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification);
         (G) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);
         (H) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (I) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (J) all other costs and expenses incident to the performance by the Company of its obligations under this International Underwriting Agreement and the U.S. Underwriting Agreement.

                  (ix) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Salomon Smith Barney Inc. will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

                  (b) Citigroup agrees with the several International Underwriters that:

                  (i) Citigroup will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other shares of Common Stock or shares of Class B Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock or shares of Class B Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the International Underwriting Agreement, PROVIDED, HOWEVER, that (A) the Company may issue and sell the Notes in the concurrent offering of the Notes contemplated by the Prospectuses, (B) the Company may issue shares of Common Stock upon conversion of the Notes, (C) the Company may grant options to purchase shares of Common Stock or Class B Common Stock, (D) the Company may issue shares of Common Stock or Class B Common Stock upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or upon the exercise of options under its stock option plans, (E) the Company may issue restricted shares of Common Stock or Class B Common Stock pursuant to the Company's 2002 stock incentive plan, (F) the Company may issue or sell shares of Common Stock or Class B Common Stock in connection with an acquisition or business combination, (G) Citigroup may privately transfer shares of the Company's Common Stock or Class B Common Stock, as long as the acquirer of such shares agrees in writing to be bound by the obligations and restrictions set forth in this clause (i), and (H) the Company may issue shares of Common Stock or Class B Common Stock in connection with the transactions contemplated under the heading "Summary--Our Corporate Reorganization" in the Prospectuses.

                  (ii) Citigroup will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (c) Each International Underwriter agrees that (i) it is not purchasing any of the International Securities for the account of any United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Securities or distribute any International Prospectus to any person in the United States or Canada, or to any United States or Canadian Person, and (iii) any dealer to whom it may sell any of the International Securities will represent that it is not purchasing for the account of any United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the International Securities in the United States or Canada, or to any United States or Canadian Person or to any other dealer who does not so represent and agree; PROVIDED, HOWEVER, that the foregoing shall not restrict (A) purchases and sales between the U.S. Underwriters on the one hand and the International Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Underwriters, conducted through Salomon Smith Barney Inc. (or through the U.S. Representatives and International Representatives) as part of the distribution of the Securities, and (C) sales to or through (or distributions of the International Prospectus or the International Preliminary Prospectus to) persons not United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of any United States or Canadian Person.

                  (d) The agreements of the International Underwriters set forth in paragraph (c) of this Section 5 shall terminate upon the earlier of the following events:

                  (i) a mutual agreement of the U.S. Representatives and the International Representatives to terminate the selling restrictions set forth in paragraph (c) of this Section 5 and in Section 5(c) of the U.S. Underwriting Agreement; or

                  (ii) the expiration of a period of 30 days after the Closing Date, unless (A) the International Representatives shall have given notice to the Company and the U.S. Representatives that the distribution of the International Securities by the International Underwriters has not yet been completed, or (B) the U.S. Representatives shall have given notice to the Company and the International Underwriters that the distribution of the U.S. Securities by the U.S. Underwriters has not yet been completed. If such notice by the U.S. Representatives or the International Representatives is given, the agreements set forth in such paragraph (c) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection
         (d) or (2) the expiration of an additional period of 30 days from the date of any such notice.

                  (e) Each International Underwriter severally represents and agrees that:

                  (i) it has not offered or sold and, prior to the expiry of six months from the Closing Date, will not offer or sell any International Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

                  (ii) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any International Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company;

                  (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the International Securities in, from or otherwise involving the United Kingdom;

                  (iv) the offer in The Netherlands of the International Securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises);

                  (v) (A) it has not offered or sold and will not offer or sell the International Securities in Hong Kong SAR by means of the International Prospectus or any other document, other than to persons whose ordinary business involves buying or selling shares or debentures, whether as principal or agent or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong SAR), and (B) unless it is a person who is permitted to do so under the securities laws of Hong Kong SAR, it has not issued or held for the purpose of issue in Hong Kong and will not issue or hold for the purpose of issue in Hong Kong SAR the International Prospectus, any other offering material or any advertisement, invitation or document relating to the International Securities, otherwise than with respect to International Securities intended to be disposed of to persons outside Hong Kong SAR or only to persons whose business involves the acquisition, disposal, or holding of securities, whether as principal or as agent;

                  (vi) (A) the International Securities offered in the International Prospectus have not been registered under the Securities and Exchange Law of Japan, and it has not offered or sold and will not offer or sell, directly or indirectly, the International Securities in Japan or to or for the account of any resident of Japan, except (I) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (II) in compliance with any other applicable requirements of Japanese law, and (B) sales into Japan are restricted to the agreed list of eligible offerees set forth on Annex C;

                  (vii) it has not offered or sold and will not offer or sell any International Securities, nor will it circulate or distribute the International Prospectus or any other document or material relating to such shares, directly or indirectly, to the public or any member of the public in Singapore other than (A) to an institutional investor or other person specified in Section 106C of the Companies Act, Chapter 50 of Singapore (the "Singapore Companies Act"), (B) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Singapore Companies Act or (C) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act; and

                  (viii) sales into Spain are restricted to the agreed list of eligible offerees set forth on Annex D.

                  6. CONDITIONS TO THE OBLIGATIONS OF THE INTERNATIONAL UNDERWRITERS. The obligations of the International Underwriters to purchase the International Underwritten Securities and the International Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and Citigroup contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and Citigroup made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and Citigroup of their respective obligations hereunder and to the following additional conditions:

                  (a) If the Registration Statement has not become effective prior to the Execution Time, unless the U.S. Representatives and the International Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectuses, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectuses, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have requested and caused Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company and Citigroup, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit A.

                  (c) The Company shall have requested and caused Simpson, Thacher & Bartlett, special counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit B.

                  (d) The Company and Citigroup shall have requested and caused James M. Michener, Esq., corporate counsel for the Company and Citigroup, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit C.

                  (e) The Company shall have requested and caused Cummings & Lockwood LLC, special Connecticut counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form of Exhibit D.

                  (f) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectuses (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectuses, any supplements to the Prospectuses and the Underwriting Agreements and that:

                           (i) the representations and warranties of the Company
                  in the Underwriting Agreements are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the

                  Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial
                  statements included in the Prospectuses (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto).

                  (h) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, substantially in the form of Exhibit E hereto.

                  (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the International Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the International Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectuses (exclusive of any supplement thereto).

                  (j) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any debt securities of the Company or any of its subsidiaries or the financial strength or the claims paying ability of the Company, any of its subsidiaries or any intracompany insurance pool to which any Insurance Subsidiary belongs by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or A.M. Best Co. or
         (ii) any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (k) Prior to the Closing Date, the Company shall have furnished to the International Representatives such further information, certificates and documents as the International Representatives may reasonably request.

                  (l) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

                  (m) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit F hereto from each officer and director of the Company and each Participant in the Directed Share Program addressed to the Representatives.

                  (n) The Company shall have consummated the transactions contemplated under the caption "Summary--Our Corporate Reorganization" in the Prospectuses.

                  (o) The closing of the purchase of the U.S. Underwritten Securities to be issued and sold by the Company pursuant to the U.S. Underwriting Agreement shall occur concurrently with the closing of the International Underwritten Securities to be issued and sold by the Company pursuant to the International Underwriting Agreement.

                  If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in the U.S. Underwriting Agreement and this International Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this International Underwriting Agreement and the U.S. Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the International Representatives and counsel for the Underwriters, this International Underwriting Agreement and all obligations of the International Underwriters under this International Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the International Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, at One Liberty Plaza, New York, New York, on the Closing Date.

                  7. REIMBURSEMENT OF INTERNATIONAL UNDERWRITERS' EXPENSES. If the sale of the International Securities provided for herein is not consummated because any condition to the obligations of the International Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the International Underwriters, the Company will reimburse the International

Underwriters severally through Salomon Brothers International Limited on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each International Underwriter, the directors, officers, employees and agents of each International Underwriter and each person who controls any International Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any U.S. or International Preliminary Prospectus or in either of the Prospectuses, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any International Underwriter through the International Representatives specifically for inclusion therein; PROVIDED FURTHER that with respect to any untrue statement or omission of material fact made in any International Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any International Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such International Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the International Prospectus to the International Representatives, (x) delivery of the International Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the International Preliminary Prospectus was corrected in the International Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the International Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each International Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each International Underwriter, but only with reference to written information relating to such International Underwriter furnished to the Company by or on behalf of such International Underwriter through the International Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any International Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the International Securities and, under the heading "Underwriting" (i) the list of International Underwriters and their respective participation in the sale of the Securities,
(ii) the sixth full paragraph related to concessions and reallowances, (iii) the fifteenth and sixteenth full paragraphs related to stabilization, syndicate covering transactions and penalty bids in any International Preliminary Prospectus and the International Prospectus, (iv) the twentieth full paragraph related to the assumption by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Independent Underwriter") of all responsibilities as the "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) and (v) the twenty second paragraph related to electronic distribution of the Prospectuses and allocation for electronic distribution of the Securities constitute the only information furnished in writing by or on behalf of the several International Underwriters for inclusion in any International Preliminary Prospectus or the International Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnifying party shall not be liable under this Section 8 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the International Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the International Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the International Underwriters on the other from the offering of the International Securities; PROVIDED, HOWEVER, that in no case shall (i) any International Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the International Securities purchased by such International Underwriter hereunder or (ii) the Independent Underwriter in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the International Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the International Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the International Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the International Prospectus. Benefits received by the Independent Underwriter in its capacity as "qualified independent underwriter" shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the International Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the International Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an International Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an International Underwriter shall have the same rights to contribution as such International Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                  (e) In the event that the indemnity and contribution provided in paragraph (a) or (d) of this Section 8 is unavailable to or insufficient to hold harmless any International Underwriter, any director, officer, employee or agent of any International Underwriter or any person who controls any International Underwriter within the meaning of either the Act or the Exchange Act by reason of the Company having failed to fulfill in any respect its payment obligations under any such paragraph, Citigroup agrees to indemnify and hold harmless any such indemnified person, or to contribute to the Losses of any such indemnified person, as the case may be, to the extent of such unavailability or insufficiency. Notwithstanding anything to the contrary in this Section 8, in no case shall Citigroup be responsible for any amount under the indemnity and contribution provisions of this Section 8 in excess of $400,000,000.

                  9. DEFAULT BY AN INTERNATIONAL UNDERWRITER. If any one or more International Underwriters shall fail to purchase and pay for any of the International Securities agreed to be purchased by such International Underwriter or International Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this International Underwriting Agreement, the remaining International Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of International Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of International Securities set forth opposite the names of all the remaining International Underwriters) the International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of International Securities which the defaulting International Underwriter or International Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of International Securities set forth in Schedule I hereto, the remaining International Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the International

Securities, and if such nondefaulting International Underwriters do not purchase all the International Securities, this International Underwriting Agreement will terminate without liability to any nondefaulting International Underwriter, the Company or Citigroup. In the event of a default by any International Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the International Representatives shall determine in order that the required changes in the Registration Statement and the Prospectuses or in any other documents or arrangements may be effected. Nothing contained in this International Underwriting Agreement shall relieve any defaulting International Underwriter of its liability, if any, to the Company, Citigroup and any nondefaulting International Underwriter for damages occasioned by its default hereunder.

                  10. TERMINATION. This International Underwriting Agreement shall be subject to termination in the absolute discretion of the International Representatives, by notice given to the Company and Citigroup prior to delivery of and payment for the International Securities, if at any time prior to such time (a) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (b) a banking moratorium shall have been declared either by federal, New York State or Connecticut State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the International Representatives, impractical or inadvisable to proceed with the offering or delivery of the International Securities as contemplated by the International Prospectus (exclusive of any supplement thereto).

                  11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of Citigroup or its officers, and of the International Underwriters set forth in or made pursuant to this International Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any International Underwriter or the Company or Citigroup or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the International Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this International Underwriting Agreement.

                  12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the International Representatives, will be mailed, delivered or telefaxed to the Salomon Brothers International Limited General Counsel (fax no.: 011-44-20-7721-2722) and confirmed to such General Counsel, Salomon Brothers International Limited, Victoria Plaza, 111 Buckingham Palace Road, London SW1W 0SB ENGLAND, Attention:
General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to the Company's General Counsel (fax no.: (860) 954-1161) and confirmed to it at Travelers Property Casualty Corp., One Tower Square, Hartford, Connecticut, 06183, attention of the legal department; or, if sent to Citigroup, will be mailed, delivered or telefaxed to Citigroup's Co-General Counsel (fax no.: (212) 793-7855) and confirmed to it, at Citigroup Inc., 399 Park Avenue, New York, New York, 10043, attention of the Legal Department.

                  13. SUCCESSORS. This International Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. APPLICABLE LAW. This International Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. COUNTERPARTS. This International Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  17. DEFINITIONS. The terms which follow, when used in this International Underwriting Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Connecticut.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this International Underwriting Agreement is executed and delivered by the parties hereto.

                  "International Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

                  "International Prospectus" shall mean such form of prospectus relating to the International Securities as first filed pursuant to Rule 424(b) after the

         Execution Time or, if no filing pursuant to Rule 424(b) is made, such form of prospectus included in the Registration Statement at the Effective Date.

                  "Option Securities" shall mean the U.S. Option Securities and the International Option Securities.

                  "Preliminary Prospectus" shall have the meaning set forth under "U.S. Preliminary Prospectus."

                  "Prospectuses" and "each Prospectus" shall mean the U.S. Prospectus and the International Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a)(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Representatives" shall mean the U.S. Representatives and the International Representatives.

                  "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

                  "Underwriter" and "Underwriters" shall mean the U.S. Underwriters and the International Underwriters.

                  "Underwriting Agreements" shall mean the U.S. Underwriting Agreement and the International Underwriting Agreement.

                  "Underwritten Securities" shall mean the International Underwritten Securities and the U.S. Underwritten Securities.

                  "U.S. Preliminary Prospectus" and the "International Preliminary Prospectus", respectively, shall mean any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, referred to in paragraph 1(a)(i) above and any preliminary prospectus with respect to the offering of the U.S. Securities and the International Securities, as the case may be, included in the Registration Statement at the Effective Date that omits Rule 430A Information; and the U.S. Preliminary Prospectus and the International Preliminary Prospectus are herein collectively called the "Preliminary Prospectuses."

                  "U.S. Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                  "U.S. Representatives" shall mean the addressees of the U.S. Underwriting Agreement.

                  "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Citigroup and the several International Underwriters.


                                Very truly yours,


                                TRAVELERS PROPERTY CASUALTY CORP.


                                By:
                                   --------------------------------------
                                   Name:
                                   Title:


                                CITIGROUP INC.


                                By:
                                   --------------------------------------
                                   Name:
                                   Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date firstabove written.

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Deutsche Bank AG London
Goldman Sachs International
Lehman Brothers International (Europe)
Merrill Lynch International
Morgan Stanley & Co. International Ltd
UBS AG, acting through its business group UBS Warburg

By: Salomon Brothers International Limited


By:
   ------------------------------------
   Name:
   Title:

For themselves and the other
several International Underwriters named in
Schedule I to the foregoing
Agreement.

                                   SCHEDULE I


                                                         NUMBER OF INTERNATIONAL
                                                               UNDERWRITTEN
                                                             SECURITIES TO BE
INTERNATIONAL UNDERWRITERS                                      PURCHASED
                                                         -----------------------

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Deutsche Bank AG London
Goldman Sachs International
Lehman Brothers International (Europe)
Merrill Lynch International
Morgan Stanley & Co. International Ltd
UBS AG, acting through its business group UBS Warburg
BBVA Bolsa Sociedad de Valores, S.A.
BNP Paribas
Cazenove & Co. Ltd
CDC IXIS Capital Markets
Credit Lyonnais Securities
Dresdner Kleinwort Wasserstein Securities Limited
ING Barings Limited as agent for ING Bank N.V., London
     Branch
Mediobanca - Banca di Credito Finanziario S.p.A.
Santander Central Hispano Investment, S.A.
WestLB Panmure Limited
ABN AMRO Rothschild
Barclays Bank Plc
Commerzbank Aktiengesellschaft, London Branch
Credit Agricole Indosuez
Daiwa Securities SMBC Europe Limited
Fortis Bank (Nederland) N.V.
Fox-Pitt, Kelton N.V.
HSBC Investment Bank plc
IntesaBci S.p.A.
Societe Generale
Unicredit Banca Mobiliare Societa per Azioni


                                                                    ------------

                  Total
                                                                    ============

                                     ANNEX A
                                     -------


                      Insurance Subsidiaries of the Company


NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------

                                     ANNEX B


                                   Agreements


[Intercompany Agreement, dated as of        , between the Company and Citigroup]

[Tax Sharing Agreement, dated as of         , between the Company and Citigroup]

[Indemnification Agreement, dated as of     , between the Company and Citigroup]

[Line of Credit Agreement, dated as of      , between the Company and Citigroup]

[Credit Agreement, dated as of       , between the Company, Citigroup and      ]

[Intercompany Notes, dated as of                , from Citigroup to the Company]

[Exchange Agreement, dated as of            , between the Company and Citigroup]

                                     ANNEX C
                                     -------


                           Eligible Offerees in Japan


AIG Star Life Insurance Co., Ltd.
Asahi Life Asset Management Co., Ltd.
Asahi Mutual Life Insurance Co.,
The Chuo Mitsui Trust and Banking Co.,
The Dai-ichi Mutual life Insurance Company
The Daiwa Bank, Ltd.
Daiwa Asset Management Co., Ltd.
Daiwa SB Investments Ltd.
Deutsche Asset Management (Japan) Limited.
Deutsche Trust Bank Ltd.
Dai-ichi Kangyo Asahi Asset Management Co., Ltd.
DLIBJ Asset Management Co., Ltd.
Fuji Investment Management Co., Ltd.
Fukoku Capital Management
Fukoku Mutual Life Insurance Company
JP Morgan Fleming Asset Management (Japan) Ltd.
JP Morgan Trust Bank Ltd.
The Mieji Mutual Life Insurance Company
Meiji Dresdner Asset Management Co., Ltd.
The Mitsubishi Trust and Banking Corporation
Mitsui Mutual Life Insurance Company
Mitsui Life Global Asset Management
Mizuho Trust & Banking Co., Ltd.
Merrill Lynch Investment Managers Co., Ltd.
Morgan Stanley Asset & Investment Trust Management Co., Limited.
Nissey Asset Management Corporation
Nikko Asset Management Co., Ltd.
Nippon Life Insurance Company
Nomura Asset Management Co., Ltd.
The Norinchukin Bank
Sakrua Investment Management Co., Ltd.
Schroder Investment Management (Japan) Ltd.
SG Yamaichi Asset Management Co., Ltd.
Daido Life Insurance Company
Sumitomo ife Insurance Company
The Sumitomo Trust & Banking, Ltd.
T&D Taiyo Daido Asset Management Co., Ltd.
Tokyo-Mitsubishi Asset Management Ltd.
Bank of Tokyo-Mitsubishi, Ltd.
UBS Asset Management (Japan) Limited.
UBS (Trust and Banking) Limited.
UFJ Asset Management Co., Ltd.
UFJ Partners Asset Management Co., Ltd.

UFJ Trust & Banking Co., Ltd.
Yamato Mutual Life Insurance Co.,
Yasuda Capital Management Co., Ltd.
Yasuda Kasai Global Asset Management Co., Ltd.
Yasuda Mutual Life Insurance
Zenkyoren Asset Management Co., Ltd.

                                     ANNEX D
                                     -------


                           Eligible Offerees in Spain


Santander Central Hispano Gestion de Activos SGIIC
BBVA Privanza SGIIC S.A.
Banco Bilbao Vizcaya Argentaria Gestion  SGIIC S.A.
Invercaixa SGIIC S.A.
Ahorro Corporacion Gestion S.A.
Sogeval SGIIC S.A.
DB Gestion SGIIC
Morgan Stanley Gestion SGIIC
Gesbankinter SGIIC
Gesmadrid SGIIC
HSBC Fund Management Espana SGIIC
Bankpyme SGIIC
S.B. Activos Agencia de Valores S.A.
Fonditel S.A.
Gesbeta Mees Pierson SGIIC S.A.

                                                                       EXHIBIT A


    [FORM OF OPINION TO BE PROVIDED BY SKADDEN, ARPS, SLATE, MEAGHER & FLOM]



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                                                                       EXHIBIT B


         [FORM OF OPINION TO BE PROVIDED BY SIMPSON THACHER & BARTLETT]

                                                                       EXHIBIT C


           [FORM OF OPINION TO BE PROVIDED BY JAMES M. MICHENER, ESQ.]

                                                                       EXHIBIT D


                    [FORM OF CUMMINGS & LOCKWOOD LLC OPINION]

                                                                       EXHIBIT E


                            [FORM OF COMFORT LETTER]

                                                                       EXHIBIT F


 [LETTERHEAD OF EACH OFFICER OR DIRECTOR OF TRAVELERS PROPERTY CASUALTY CORP.]


                        TRAVELERS PROPERTY CASUALTY CORP.
                        ---------------------------------
                     PUBLIC OFFERING OF CLASS A COMMON STOCK
                     ---------------------------------------

                                                                            , 20

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
Deutsche Bank AG London
Goldman Sachs International
Lehman Brothers International (Europe)
Merrill Lynch International
Morgan Stanley & Co. International Ltd
UBS AG, acting through its business group UBS Warburg
  As Representatives of the several International Underwriters
c/o Salomon Brothers International Limited
Victoria Plaza
111 Buckingham Palace Road
London SWIW OSB
England



Ladies and Gentlemen:

                  This letter is being delivered to you in connection with the proposed International Underwriting Agreement (the "International Underwriting Agreement"), among Travelers Property Casualty Corp., a Connecticut corporation (the "Company"), Citigroup Inc., a Delaware corporation ("Citigroup"), and you as representatives of a group of International Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value per share (the "Common Stock"), of the Company.

                  In order to induce you and the other International Underwriters to enter into the International Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the International Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

                  If for any reason the International Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the International Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                Yours very truly,

                                [SIGNATURE OF OFFICER OR DIRECTOR]

                                [NAME AND ADDRESS OF OFFICER OR DIRECTOR]